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                                                                    EXHIBIT 23.7

              [LETTERHEAD OF BRICKER & MELTON, P.A. APPEARS HERE]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We consent to the incorporation of our report dated January 16, 1998, which appears in the annual report on Form 10-K of Premier Bancshares, Inc. and Subsidiaries for the year ended December 31, 1998.


                                        BRICKER & MELTON, P.A.

Duluth, Georgia
March 22, 1999